                                                                      EXHIBIT 9



                    STOCK TRANSFER AND TERMINATION AGREEMENT


         THIS STOCK TRANSFER AND TERMINATION AGREEMENT (this "Agreement") is made and entered into as of December 31, 1997 among JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI"), and GRAND GULF PRODUCTION, L.L.C., a Texas limited liability company ("GGP").

                                    RECITALS

         A. JEDI and GGP entered into that certain Loan Agreement dated as of May 3, 1995 (as amended, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which JEDI agreed, upon certain terms and conditions stated therein, to make loans to GGP from time to time.

         B. Pursuant to the terms and conditions of the Loan Agreement, GGP and Donald K. Lehto ("Lehto") executed various Loan Documents, including, without limitation, Security Instruments, Conveyances of Overriding Royalty and Production Agreements (as all of such terms are hereinafter defined).

         C. Pursuant to that certain Purchase Agreement dated December 31, 1997 (the "GGP/Sheridan Purchase Agreement"), GGP has agreed with Sheridan Energy, Inc. ("Sheridan") to sell substantially all of its oil and gas properties and all personal property, equipment, fixtures and data relating thereto to Sheridan in exchange for Sheridan issuing 467,500 shares (the "Shares") of Sheridan common stock, par value $.01 per share (the "Common Stock") and warrants to purchase up to an aggregate of 82,500 shares of Common Stock (the "Warrants") to GGP (the "Sheridan Transactions").

         D. In exchange for the transfer by GGP to JEDI of the Shares, Warrants and certain other rights, (i) JEDI has agreed to forgive the entire balance of the Indebtedness (as hereinafter defined) remaining due after application of the value of the Shares and the Warrants to the outstanding balance of principal and interest owing on the Note (as hereinafter defined) issued pursuant to the Loan Agreement, and (ii) to reassign the interests acquired by JEDI under the Conveyances of Overriding Royalty (as hereinafter defined).

         E. In connection with the foregoing, GGP and Lehto have requested that JEDI terminate the Loan Agreement, cancel the Note, release, cancel or otherwise terminate the Security Instruments, and reconvey to GGP or its designee, the interests held by JEDI under the Conveyances of Overriding Royalty and Production Agreements, and JEDI has agreed to do so, subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises, the transfer of the Shares, Warrants and certain other rights and other good and valuable consideration paid to JEDI, the receipt and sufficiency of which are hereby acknowledged, JEDI and GGP hereby agree as follows:

         1. Terms Defined in the Loan Agreement. Capitalized terms used in this Agreement, but not defined herein, shall have the meanings assigned to such terms in the Loan Agreement.

         2. Transfer of Shares, Warrants and Purchase Rights. Contemporaneously with closing of the Sheridan Transactions, GGP agrees to deliver to JEDI (a) stock certificates representing all of the Shares(such Shares being issued in JEDI's name as GGP's designee as directed by GGP to Sheridan at the closing of the Sheridan Transactions) (b) warrant certificates representing all of the Warrants endorsed in blank or accompanied by duly executed assignment documents, (c) an assignment of all of GGP's rights under the GGP/Sheridan Purchase Agreement, and (d) an assignment of all of GGP's rights under the Warrant Agreement (the "Warrant Agreement") and the Registration Rights Agreement (the "Registration Rights Agreement"), each of which agreements were entered into by Sheridan and GGP in connection with the GGP/Sheridan Purchase Agreement. The rights to be assigned pursuant to Section 2(c) and 2(d) above are collectively referred to as the "Purchase Rights."

         3. Representations, Warranties and Certain Covenants of GGP. (a) GGP represents and warrants to JEDI that:

                 (i) Upon the consummation of the Sheridan Transactions and when transferred to JEDI pursuant to the terms of this Agreement, the Shares, the Warrants and the Purchase Rights will be free and clear of any Liens created by GGP.

                 (ii) GGP has full right, power and authority to (i) enter into this Agreement and the documents to be executed and delivered in connection herewith and perform its obligations hereunder and thereunder and (ii) transfer the Shares, the Warrants, and the Purchase Rights to JEDI.

                 (iii) This Agreement and the other documents executed and delivered in connection herewith, when executed and delivered, shall each constitute a legal, valid and binding obligation of GGP enforceable in accordance with its terms.

         (b) GGP covenants with JEDI that, without the prior written consent of JEDI:

                 (i) GGP shall not waive any conditions to the closing of the Sheridan Transaction set forth in the GGP/Sheridan Purchase Agreement; and.

                 (ii) GGP shall not amend, or waive any of its rights, under the GGP/Sheridan Purchase Agreement.

         4. Representations and Warranties of JEDI. JEDI represents and warrants to GGP that:

                 (a) JEDI has full right, power and authority to enter into this Agreement and the documents to be executed and delivered in connection herewith and perform its obligations hereunder and thereunder.

                 (b) This Agreement and the other documents executed and delivered in connection herewith, when executed and delivered, shall each constitute a legal, valid and binding obligation of JEDI enforceable in accordance with its terms.

                 (c) JEDI is acquiring the Shares and the Warrants for its own accounts and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). JEDI acknowledges that the Shares and Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. JEDI if familiar with investments of the nature of the Shares and Warrants, understands that this investment involves substantial risks, has adequately investigated Sheridan Energy, Inc. and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in acquiring the Shares and Warrants and is able to bear the economic risks of such investment.

         5. Termination of Loan Agreement. Effective only upon JEDI's receipt of the Shares, Warrant and Purchase Rights, JEDI hereby terminates the Loan Agreement and releases GGP from all obligations thereunder and GGP hereby releases JEDI from all of its obligations and commitments under the Loan Agreement and the other Loan Documents.

         6. Termination of Guaranty Agreement. Contemporaneously with the closing of the Sheridan Transactions, JEDI shall execute and deliver to Lehto the Termination of the Guaranty Agreement in the form attached hereto as Exhibit A, releasing Lehto from all obligations of the Guaranty Agreement dated January 23, 1997 executed by Lehto in favor of JEDI in connection with the Loan Documents.

         7. Release of Security Instruments, Etc. Contemporaneously with the closing of the Sheridan Transactions, JEDI shall execute and deliver to GGP instruments, in recordable form if appropriate, to (i) release, cancel or otherwise terminate the Security Instruments and (ii) reconvey to GGP any interests held by JEDI as granted by the Conveyances of Overriding Royalty and Production Agreements.

         8. Receipt of Canceled Note and Releases. Contemporaneously with the delivery of the Shares, Warrants and Purchase Rights, GGP shall acknowledge receipt from JEDI of the original executed Note marked "CANCELED" and each of the release and reconveyance documents described in paragraph 7 hereof.

         9. Mutual Release. Contemporaneously with the closing of the Sheridan Transactions, JEDI and GGP shall each execute a Mutual Release in the form attached hereto as Exhibit B releasing each party from liabilities to the other party in connection with the Loan Documents or any transactions contemplated thereby.

         10. Survival of Certain Provisions. (a) Notwithstanding anything to the contrary in this Agreement or the documents executed and delivered pursuant hereto, the parties hereto agree that:

                 (i) nothing herein or in the documents to be executed and delivered pursuant hereto shall be deemed to release GGP from liability resulting from the breach of the representations and warranties made by GGP to JEDI herein or the indemnities by GGP herein; and

                 (ii) the indemnities and provisions of Section 8.04 of the Loan Agreement shall survive the consummation of the transaction hereby pursuant to the terms of such Section 8.04 as if the Note had been paid in full.

         (b) The terms and provisions of this Agreement shall survive the closing of the Sheridan Transactions.

         11. Indemnification. GGP agrees to indemnify, release, defend, and hold harmless JEDI, its partners, and affiliates, and their respective officers, directors, employees and agents from, against, and in respect of any and all claims, demands, losses, reasonable costs and expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims"), that JEDI shall incur or suffer, which arise, result from, or relate to any breach of, or failure by GGP to perform, any of its representations, warranties, covenants, or agreements in the GGP/Sheridan Purchase Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by GGP to Sheridan in connection with the transactions contemplated by the GGP/Sheridan Agreement, REGARDLESS, IN EACH CASE, OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED OR RELEASED PARTY.

         12. Opinion. Contemporaneously with the transfer of the Shares, Warrants and Purchase Rights, GGP shall cause to be delivered to JEDI an opinion of Schully, Roberts, Slattery & Jaubert, dated as of the date of the transfer of the Shares, Warrants and Purchase Rights, that addresses the matters set forth in Sections 3(a)(ii) and (iii), including such exceptions and assumptions as are customary in such opinions, in form and substance reasonably acceptable to JEDI.

         13. Termination. Notwithstanding anything herein to the contrary, in the event the closing of the Sheridan Transactions has not occurred on or before January 15, 1998, JEDI may terminate this Agreement by written notice to GGP and neither party shall have any rights or obligations under this Agreement.

         14. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by GGP or JEDI therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance or for the specific purpose for which given.

         15. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto. This Agreement and the rights and obligations of GGP shall not be assigned without the prior written consent of JEDI. JEDI may not assign or transfer any or all of its rights and obligations under this Agreement without the consent of GGP except to an Affiliate.

         16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

         17. Governing Law. Each of the parties hereto hereby consents and agrees that this Agreement shall be deemed a contract and instrument made under the laws of the State of Louisiana and shall be construed and enforced in accordance with and governed by the laws of the State of Louisiana, without regard to principles of conflicts of law.

         18. Notices. All notices, requests, and other communications to any party hereunder shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

         19. Dispute Resolution. (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the transactions contemplated hereby (a "Dispute") shall be submitted to non-binding mediation upon the request of GGP or JEDI on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within fifteen (15) days. The Mediator shall attempt, through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to GGP, JEDI and the Mediator, and each of GGP and JEDI shall pay its pro rata share of such compensation and other expenses of the mediation.

         (b) In the event that the Dispute has not been resolved within 30 days after the appointment of the Mediator, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 19, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within thirty (30) days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. IN DECIDING THE SUBSTANCE OF ANY SUCH CLAIM, DISPUTE OR DISAGREEMENT, THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, EXEMPLARY DAMAGES, TREBLE DAMAGES, PUNITIVE DAMAGES, PENALTIES, OR LOSS OF USE OR LOSS OF PROFITS OR INCOME), WHETHER BASED ON STATUTE, IN TORT, CONTRACT OR OTHERWISE, UNDER ANY CIRCUMSTANCES, REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER LOUISIANA LAW, THE PARTIES HEREBY WAIVING THEIR RIGHT, IF ANY, TO RECOVER SUCH DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (c) All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

         20. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         WITNESS THE EXECUTION HEREOF as of the date first set forth above.

                                 JOINT ENERGY DEVELOPMENT INVESTMENTS
                                 LIMITED PARTNERSHIP

                                          By: Enron Capital Management Limited
                                          Partnership, its general partner

                                          By: Enron Capital Corp.,
                                          its general partner


                                          By:/s/ JAMES R. McBRIDE
                                             -----------------------------------
                                          Name:  James R. McBride
                                               ---------------------------------
                                          Title: Agent and Attorney-in-Fact
                                                --------------------------------

                                          Address:        1400 Smith Street
                                                          Houston, Texas 77002
                                                          Attn:  Donna W. Lowry

                                 GRAND GULF PRODUCTION, L.L.C.

                                 By:/s/ DONALD K. LEHTO
                                    -----------------------------------
                                 Name:  Donald K. Lehto
                                      ---------------------------------
                                 Title: C.E.O.
                                       --------------------------------


                                 Address:      1111 Fannin, Suite 1464
                                               Houston, Texas 77002
                                               Attn:  Donald K. Lehto